Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of November 28, 2011, by and between NATURAL ALTERNATIVES INTERNATIONAL, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 1, 2010, as amended from time to time (“Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1. Section 1.1. (a) is hereby amended by deleting “November 1, 2012” as the last day on which Bank will make advances under the Line of Credit Note, and by substituting for said date “November 1, 2013,” with such change to be effective upon the execution and delivery to Bank of a promissory note dated as of November 28, 2011 (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

2. Section 1.2. (c) is herby deleted in its entirety, and the following substituted therfefor:

“(c) Annual Fee. Borrower shall pay to Bank an annual non-refundable commitment fee for the Line of Credit equal to Twelve Thousand Five Hundred Dollars ($12,500.00), which fee shall be due and payable in full on each December 1.

3. In consideration of the changes set forth herein and as a condition to the effectiveness hereof, immediately upon signing this Amendment Borrower shall pay to Bank a non-refundable fee of $12,500.00.

4. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

5. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit

Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
NATURAL ALTERNATIVES		NATIONAL ASSOCIATION
INTERNATIONAL, INC.
		By:	/s/ Alyssa A. Pearson
By:	/s/ Mark A. LeDoux		Alyssa A. Pearson,
	Mark A. LeDoux, Chairman, Chief Executive Officer		Senior Relationship Manager

By:	/s/ Kenneth E. Wolf
Kenneth E. Wolf, Chief Financial Officer, Secretary